Exhibit 10.2

Third Amendment to the Amended License Agreement

by and among

Princeton University,
The University of Southern California,
The Regents of the University of Michigan

and

Global Photonic Energy Corporation

This Third Amendment, made and entered into December 20, 2013, to the Amended License Agreement dated May 1, 1998 (“Agreement”), is among the University of Southern California, a California non-profit corporation with a place of business at 1150 S. Olive Street, Suite 2300, Los Angeles, California 90015 (“USC”); the Trustees of Princeton University, a not-for-profit education institution organized and existing under the laws of the state of New Jersey (“Princeton”); the Regents of the University of Michigan, a Michigan not-for-profit corporation, having an office at 1600 Huron Parkway, 2nd Floor, Ann Arbor, Michigan 48109-2590 (“Michigan”); Global Photonic Energy Corporation, a corporation organized under the laws of Pennsylvania, having its principal office at 17207 North Perimeter Drive, Suite 210, Scottsdale, Arizona 85255 (“GPEC”); and NanoFlex Power Corporation, a corporation organized under the laws of Florida, having its principal place of business at 17207 North Perimeter Drive, Suite 210, Scottsdale, Arizona 85255 (“NPC” and together with USC, Princeton, Michigan, and GPEC, the “Parties”).  Unless otherwise noted, capitalized terms in this Third Amendment will have the definitions given to them in the Agreement.

The Parties now desire to amend the Agreement, effective December 20, 2013, to modify the minimum royalty payment schedule and to update other terms of the Agreement, and agree as follows:

1.
In accordance with Section 11.1, the Agreement is assigned by GPEC to NPC, the current sole owner of GPEC.  The term LICENSEE as used in the Agreement will now include NPC, and NPC assumes all of GPEC’s interests, rights, duties and obligations under the Agreement and agrees to comply with all terms and conditions of the Agreement.

2.	Payment due dates for the minimum royalties that are due beginning in 2010 are postponed until 2014. Section 4.2 (d) of the Agreement is amended to read in its entirety as follows:

Nonrefundable minimum royalties shall be payable as follows:

1998 – $0
1999 – $0
2000 – $0
2001 – $25,000
2002 – $50,000
2003 – $75,000 (which amount was waived based on a review of the progress that had been made)
2004 – $100,000 (which amount was waived on review of the progress that has been made)
2005 – $0
2006 – $0
2007 – $0
2008 – $0
2009 – $0

2010 – $0
2011 – $0
2012 – $0
2013 – $0
2014 – $25,000
2015 – $40,000
2016 – $50,000
2017 – $65,000
2018 – $75,000
2019 and thereafter – $100,000 each year

Minimum royalties are not creditable toward earned royalty obligations in any past or future calendar years.

3.	The third recital of the Agreement is replaced with the following:

WHEREAS, LICENSEE has entered into a new Sponsored Research Agreement with USC, dated December 20, 2013, to continue to support basic research in the field of the Technology under the supervision of Professor Thompson at USC and, as a subcontractor to USC, Professor Forrest at MICHIGAN (the “2013 Sponsored Research Agreement”), granting LICENSEE the exclusive license as specified in this Agreement.

4.
Unless otherwise expressly agreed in writing, this Third Amendment shall apply to the Research Program, Patent Rights, and all inventions conceived or discovered under the 2013 Sponsored Research Agreement, the 1998 Sponsored Research Agreement, the 2004 Sponsored Research Agreement, the 2006 Sponsored Research Agreement, and the 2009 Sponsored Research Agreement. As used in the Agreement, the term “Sponsored Research Agreement” shall include the 2013 Sponsored Research Agreement, the 1998 Sponsored Research Agreement, the 2004 Sponsored Research Agreement, the 2006 Sponsored Research Agreement and the 2009 Sponsored Research Agreement.

5.	The address for USC in Section 14.1 is changed to the following:

In the case of THE UNIVERSITY OF SOUTHERN CALIFORNIA

USC Stevens Center for Innovation
1150 S. Olive Street, Suite 2300
Los Angeles, CA 90015
Attention:  Licensing

6.
Except as specifically modified by this Third Amendment, all of the provisions of the Agreement (as amended to date) are hereby ratified and confirmed to be in full force and effect, and shall remain in full force and effect.

[Remainder of Page Intentionally Left Blank]

Each party acknowledges that it knows and understands the contents of this Agreement, has had an opportunity to be represented by counsel of its choice in connection with this Agreement, and has executed this Agreement voluntarily.

University of Southern California		The Regents of the University of Michigan

By:	/s/ Jennifer L. Dyer	By:	/s/ Kenneth J. Nisbet

Name:	Jennifer L. Dyer	Name:	Kenneth J. Nisbet

Title:	Executive Director USC Stevens Center for Innovation	Title:	Associate VP for Research UM Tech Transfer

Date:	12/19/2013	Date:	12/20/2013

The Trustees of Princeton University		NanoFlex Power Corporation

By:	/s/ John F. Ritter	By:	/s/ Robert J. Fasnacht

Name:	John F. Ritter	Name:	Robert J. Fasnacht

Title:	Director OTL	Title:	President and COO

Date:	12/19/2013	Date:	12/19/2013

Global Photonic Energy Corporation

By:	/s/ Robert J. Fasnacht

Name:	Robert J. Fasnacht

Title:	President and COO

Date:	12/19/2013